Exhibit 3.1(y)(i)




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                            ARTICLES OF INCORPORATION

                                       OF

                   MONETARY MANAGEMENT MART OF MARYLAND, INC.
                   ------------------------------------------



               The undersigned, being a natural person of the age of 18 years or older, does hereby act as incorporator for the purpose of incorporating a business corporation under the General Laws of the State of Maryland.

               FIRST:  The name of the corporation (hereinafter called the
               -----
     "Corporation") is Monetary Management Mart of Maryland, Inc.

               SECOND:  The post office address of the principal office of
               ------
     the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the registered agent in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

               THIRD:  The Corporation has as its purpose the engaging in
               -----
     any lawful business for which corporations may be incorporated under the Maryland General Corporation Law, as from time to time amended or supplemented.

               FOURTH:  The aggregate number of shares that the Corporation
               ------
     shall have authority to issue is 100, all of one class, of the par value of $0.01 each and of the aggregate par value of One Dollar ($1.00).

               FIFTH:  The duration of the corporation shall be perpetual.
               -----

               SIXTH:  In furtherance and not in limitation of the powers
               -----
     conferred by law, the board of directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

               SEVENTH:  Notwithstanding any provisions in the By-laws to
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     the contrary, each shareholder shall have one vote for each






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     share entitled to vote on matters to be decided by a vote of the shareholders. Subject to the provisions of the Maryland General Corporation Law, there shall be no cumulative voting for the election of directors.


               EIGHTH:  A director shall not be personally liable to the
               ------
     Corporation or its shareholders for damages for any breach of duty as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to such director that establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled. Neither the amendment nor the repeal of this Article shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

               NINTH:  The Corporation shall indemnify, to the fullest
               -----
     extent permitted by the Maryland General Corporation Law, as the same may be amended or supplemented from time to time, all persons whom it is permitted to indemnify pursuant thereto.

               TENTH:  The number of directors of the Corporation shall be
               -----
     two (2), which may be changed in accordance with the By-laws of the Corporation. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

          Jeffrey A. Weiss         Donald F. Gayhardt

               ELEVENTH:  The principal office of this Corporation is c/o
               --------
     Dollar Financial Group, 1436 Lancaster Avenue, Suite 210, Berwyn, Pennsylvania 19312.





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               IN WITNESS WHEREOF, the undersigned has duly executed these
     Articles of Incorporation on this 31st day of January, 1996.


                                        /s/ John J.M. Selig
                                        ------------------------------
                                        John J.M. Selig
                                        Sole Incorporator





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